EXHIBIT 16.1

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Radin, Glass & Co., LLP
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Certified Public Accountants

rg

360 Lexington Avenue
New York, NY 10017
www.radinglass.com
212.557.7505 Ext. 324
Fax: 212.557.7591

March 21, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 16, 2005 of Ihealth, Inc. and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Radin, Glass & Co., LLP
Certified Public Accountants

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